Exhibit 99.1

Interpace Biosciences Receives Nasdaq Deficiency Notice Due to Delayed Filing of Form 10-Q;

No Immediate Impact on Listing

PARSIPPANY, NJ, November 19, 2020 (GLOBE NEWSWIRE) — Interpace Biosciences, Inc. (“Interpace” or the “Company”) (NASDAQ: IDXG) on November 18, 2020 received notice from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, due to the delay in the filing of the Company’s Form 10-Q for the quarterly period ended September 30, 2020 (the “Form 10-Q”) with the Securities and Exchange Commission (the “SEC”), Interpace does not currently satisfy Nasdaq Listing Rule 5250(c)(1), which requires the timely filing of all periodic reports with the SEC. The deficiency has no immediate effect on the listing or trading of the Company’s common stock on Nasdaq.

In accordance with the Nasdaq Listing Rules, Interpace was provided 60 calendar days to submit its plan to evidence compliance with the filing requirement and the Staff has the discretion to grant Interpace up to 180 calendar days from the SEC deadline to file the Form 10-Q based on that plan. The Company is diligently working to file the Form 10-Q within the timeline prescribed by Nasdaq.

About Interpace Biosciences

Interpace Biosciences is an emerging leader in enabling personalized medicine, offering specialized services along the therapeutic value chain from early diagnosis and prognostic planning to targeted therapeutic applications.

Clinical services, through Interpace Diagnostics, provides clinically useful molecular diagnostic tests, bioinformatics and pathology services for evaluating risk of cancer by leveraging the latest technology in personalized medicine for improved patient diagnosis and management. Interpace has four commercialized molecular tests and one test in a clinical evaluation process (CEP): PancraGEN® for the diagnosis and prognosis of pancreatic cancer from pancreatic cysts; ThyGeNEXT® for the diagnosis of thyroid cancer from thyroid nodules utilizing a next generation sequencing assay; ThyraMIR® for the diagnosis of thyroid cancer from thyroid nodules utilizing a proprietary gene expression assay; and RespriDX® that differentiates lung cancer of primary versus metastatic origin. In addition, BarreGEN®, a molecular based assay that helps resolve the risk of progression of Barrett’s Esophagus to esophageal cancer, is currently in a CEP whereby we gather information from physicians using BarreGEN® to assist us in gathering clinical evidence relative to the safety and performance of the test and also providing data that will potentially support payer reimbursement.

Pharma services, through Interpace Pharma Solutions, provides pharmacogenomics testing, genotyping, biorepository and other customized services to the pharmaceutical and biotech industries. Pharma services also advances personalized medicine by partnering with pharmaceutical, academic, and technology leaders to effectively integrate pharmacogenomics into their drug development and clinical trial programs with the goals of delivering safer, more effective drugs to market more quickly, while also improving patient care.

For more information, please visit Interpace Biosciences’ website at www.interpace.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, the Company’s expectations as to the filing of the Quarterly Report and certain of the Company’s financial results for the quarter ended September 30, 2020 and compliance with the Nasdaq’s listing rules. These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Factors that may cause future results to differ materially from management’s current expectations include the risk that the Company will be unable to file the Quarterly Report within the extension period of five calendar days provided under Rule 12b-25 of the Exchange Act, the risk that the Company will not be able to maintain its listing on The Nasdaq Capital Market in light of its failure to meet minimum stockholders’ equity requirements as of June 30, 2020 and the possible failure of the Company to file the Quarterly Report within the extension period, and the risk that the impairment adjustment, discussed in the Form 12b-25 filed by the Company on November 17, 2020, if any, could be material. The Company disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise, except as required by law. Additionally, all forward-looking statements are subject to the “Risk Factors” detailed from time to time in the Company’s most recent Annual Report on Form 10-K filed on April 22, 2020, as amended on May 29, 2020, Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Contacts:

Investor Relations

Edison Group

Joseph Green

(646) 653-7030

jgreen@edisongroup.com